EXHIBIT 2.3

PLAN OF EXCHANGE

THIS PLAN OF EXCHANGE is made and entered into as of January 19, 2006 (this “Plan of Exchange”) by and between Gabriel Technologies Corporation, a Delaware corporation (the “Buyer”), and Resilent LLC, a Nebraska limited liability company (the “Company”). Buyer and the Company are collectively referred to as the “Parties.”

WHEREAS, the Parties hereto desire to enter into a plan of exchange pursuant to which the Buyer shall acquire a majority of the issued and outstanding membership interest units of the Company in exchange for shares of its capital stock and cash (the “Exchange”) and further pursuant to that certain Securities Exchange Agreement between the parties dated the same date as this Plan of Exchange.

WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing the Company to enter into this Plan of Exchange, approved by a majority of the percentage interests of the members and the manager.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.0	DEFINITIONS

“Securities Act” means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to thereto.

“Registration Statement” means a registration statement of the Buyer under the Securities Act.

“Units” means units of membership Interest as such term is defined in the Company’s Operating Agreement dated February 15, 2005 (“Operating Agreement”), which is attached hereto as Exhibit “A” and incorporated herein by this reference. The Company’s authorized capitalization consists of 25,000 Class A Units, 1,000 Class B Units, and 10,000 Class C Units with each class having the rights as described in the Operating Agreement. As of the date of this Plan of Exchange, the Company’s authorized, issued and outstanding Units consist of 11,867 Units comprised of 8,788Class A Units, 746 Class B Units and 2,333 Class C Units.

Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement between the Parties.

2.0	THE EXCHANGE

2.1    Exhange for Units. At the Effective Time of the Exchange (as such term is hereinafter defined), in accordance with the provisions of applicable law and the terms of this Plan of Exchange, 11,868 Class A Membership Interest Units issued and outstanding immediately prior thereto (“Purchased Units”) shall be exchanged for (a) 3,000,000 shares of Buyer’s common stock, par value $0.001 (“Buyer’s Shares”); and (b) Buyer’s fully executed Promissory Note in the aggregate amount of $2,000,000.00 cash to be paid to the Company on the schedule stated therein, the form of which is attached hereto as Exhibit “B” (the “Promissory Note”).

Buyer’s Shares, Warrants and Promissory Note are hereinafter collectively referred to as “Consideration”.

2.2    Buyer’s Share Value. For purposes of valuation of the transaction contemplated herein, the value of Buyer’s Shares shall be the per share price for Buyer’s common stock at the close of trading for the Over The Counter (OTC) market on the day prior to the effective date of the exchange.

2.3    No Other Consideration Buyer hereby represents and warrants that the Buyer’s Consideration is the only consideration it will issue in exchange for the Company’s Units and Buyer shall not issue further stock or any options, warrants, subscriptions or any other rights to its stock in exchange for any Units of the Company.

2.4    Effective Time of the Exchange. The Exchange shall not become effective until, subject to the terms and conditions of this Plan of Exchange, 5:00 o’clock p.m. Central Standard Time on the day on which the following actions shall have in all respects been completed:

a.      This Plan of Exchange shall have been approved by the respective board of directors of each of the Parties in accordance with the requirements of the laws of the states under which each Party is organized;

b.      This Plan of Exchange shall have been approved by the members of the Company in accordance with the Company’s Operating Agreement and the Nebraska Limited Liability Company Act.

The date and time when the Exchange shall become effective as aforesaid is herein referred to as “Effective Time of the Exchange.”

3.0	DIRECTORS

Two members of the Board of Directors of the Company shall be designated by Buyer and appointed to the Company’s Board of Directors to hold his or her respective offices from and after the Effective Time of the Exchange until his or her successor shall have been elected and qualified or as otherwise provided in the Operating Agreement of the Company. One member of the Board of Directors of the Buyer shall be designated by the Company and appointed to the Buyer’s Board of Directors to hold his or her respective office from and after the Effective Time of the Exchange until his or her successor shall have been elected and qualified or as otherwise provided in the By-Laws of the Buyer. Unless otherwise approved by the members of the Company, the Company’s Board of Directors shall consist of five members. Unless otherwise approved by the shareholders of the Buyer, Buyer’s Board of Directors shall consist of five directors.

4.0	OPERATION OF THE COMPANY

From and after the Effective Time of the Exchange, the Company shall be operated as a subsidiary of the Buyer and the Buyer shall perform the accounting functions for the Company.

5.0	CERTIFICATES AND DOCUMENTS REQUIRED AT THE EXCHANGE

5.1    Buyer’s Stock Certificates. At the Exchange, Buyer shall issue and deliver to the Company two certificates each of which represents 1,500,000 shares of Buyer’s common stock (collectively referred to as “Buyer’s Stock Certificates).

a.    Buyer’s Stock Certificates will be inscribed with substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT THEN IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULES 144 AND 145 OF SUCH ACT.”

b.    The Company hereby acknowledges that it has been advised that the Buyer’s Shares have not been registered under the Securities Act of 1933, as amended, or any state securities act in reliance on exemptions therefrom.

5.3    Buyer’s Promissory Note. At the Exchange, Buyer shall deliver the Promissory Note to the Company.

a.    The Promissory Note shall provide for payments to the Company on the schedule stated therein.

b.    The Company hereby acknowledges receipt of the initial payment due under the Promissory Note in the amount of $200,000.00, plus an additional payment in the amount of $45,000.00.

5.4    Voting Proxy.  At the Exchange, the Buyer shall deliver to the Company a fully executed Irrevocable Voting Proxy, the form of which is attached hereto as Exhibit “C”.

5.5    The Purchased Units Certificate. At the Exchange, the Company shall issue and deliver to Buyer two certificates representing the Purchased Units, bearing the same or similar legend as described in Section 5.1 (a) above: one certificate representing 7,091 Units and one certificate representing 4,727 Units. In addition, said certificates shall bear the following legend:

“THE MEMBERSHIP INTEREST UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY GRANTED TO MR. STEVEN E. CAMPISI, A COPY OF WHICH IS ATTACHED HERETO”

6.0	FURTHER BUYER REPRESENTATIONS AND WARRANTIES

6.1    Requisite Power and Authority. Buyer hereby represents and warrants that it has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into the transactions contemplated in this Plan of Exchange.

6.2    Investment Representations. Buyer understands that the Purchased Units have not been registered under the Securities Act. Buyer further represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

7.0	FURTHER COMPANY REPRESENTATIONS AND WARRANTIES

7.1    Requisite Power and Authority. Company hereby represents and warrants that it has been duly formed and is validly existing and in good standing under the laws of the State of Nebraska, with full power and authority to enter into the transactions contemplated in this Plan of Exchange.

7.2    Investment Representations. Company understands that the Buyer’s Shares have not been registered under the Securities Act. Company further represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

7.3    Buyer’s SEC Filings. The Company hereby acknowledges that it has been provided with and has examined each of the following documents filed by Buyer with the Securities and Exchange Commission (“Buyer’s SEC Filings”):

a.    Buyer’s annual report under Form 10-KSB for the period ending June 30, 2005;

b.    Buyer’s quarterly report under Form 10-QSB for the period ending September 30, 2005.

7.4    Additional Representations. The Company hereby also represents and warrants that:

a.    The Company’s Units are free and clear of all encumbrances.

b.    In order to effect this Plan of Exchange, the Company’s Manager, with the consent of the majority of the Percentage Interests (as such term is defined in the Operating Agreement) of the members, duly authorized the issuance of 5,000 additional Class A Units over and above the 20,000 Class A Units authorized in the Operating Agreement.

c.    No governmental consents are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Plan of Exchange by the Company and its acquisition of the Buyer’s Shares.

8.0	REGISTRATION RIGHTS.

8.1    “Piggyback” Registration. If within 120 days after the Effective Date of Exchange (“Filing Period”), the Buyer proposes to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, S-8, or other appropriate form, with respect to any of its securities, Buyer shall, at that time give Company at least thirty (30) days prior written notice of its intention. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated there-under (including Rule 416), shall state that such Registration Statement also covers Buyer’s Shares. In the event such Registration Statement is not filed within 120 days after the Effective Date of Exchange, the Buyer shall separately file a Registration Statement for Buyer’s Shares within 60 days after the Filing Period. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Company and their counsel prior to its filing or other submission

8.2    Exchanging Shareholder Cooperation. The Company shall use its best efforts to provide the Buyer with information necessary to complete the Registration Statement in a timely manner.

9.0	RIGHT OF FIRST REFUSAL TO REPURCHASE UNITS

Buyer shall not sell the Units, or any part thereof, to any third party purchaser, unless the Buyer shall have first made the offer to sell such Units back to the Company, and such offer shall not have been accepted, pursuant to the following terms and provisions:

9.1    Offer of Sale. Prior to acceptance of any subscription or agreement to acquire the Units, the Buyer shall offer to sell the Units to the Company upon the same terms and conditions. The Buyer shall make such an offer in writing to the Company, which offer shall set forth (a) the name and address of the proposed third party purchaser; (b) the number of Units, the purchase price, terms of payment and proposed closing date in connection with such purchase; (c) evidence of the proposed purchaser’s contractual commitment and financial ability to purchase the securities under the applicable terms, and (d) such other documents and instruments as have been provided by the Buyer to the potential purchaser or received by the Buyer from the potential purchaser, including but not limited to any applicable subscription agreement (“Notice of Offer”).

9.2    Acceptance of Offer. Within fifteen (15) days after receipt of a Notice of Offer, (“Acceptance Period”) the Company may, at its option, elect to re-purchase all, but not less than all, of the Units proposed by the Buyer to be sold pursuant to the terms and provisions of the Notice of Offer; provided, however, that closing of such transaction may, at the election of the Company, be postponed for a period not to exceed ten (10) days from the closing date set forth in the Notice of Offer. The Company shall exercise the foregoing right of first refusal by written notice to the Buyer prior to expiration of the Acceptance Period (“Notice of Acceptance”).

9.3    Rejection of Offer. In the event the Company shall fail to deliver a Notice of Acceptance to Buyer prior to expiration of the Acceptance Period, the Buyer may proceed to sell the Units to the proposed purchaser in accordance with the terms of the Notice of Offer; provided, however, that in the event that such transaction is not closed within thirty (30) days following expiration of the Acceptance Period, such transaction shall again become subject to the terms and provisions of this Section 9.

10.0	SHARES SUBJECT TO “CLAW-BACK”

1,500,000 Buyer’s Shares exchanged for Units under this Plan of Exchange shall be conditional upon the Company meeting or exceeding, on an audited basis, the following pre-tax income target (“Target”) projected for the twelve (12) calendar months period following its initial shipment of products (“Performance Period”):

$1,000,000.00

Subject to the provision in the Promissory Note for curing a default, in the event the Company’s actual pre-tax net income for the Performance Period is less than the Target, the Company shall forfeit one half of one (0.5) Buyer’s Share for each dollar the Company’s pre-tax net income for fiscal 2006 was less than the 2006 Target up to a maximum of 1,500,000 Buyer’s Shares and Buyer shall have the right to cancel the stock certificate for 1,500,000 Buyer’s Shares issued to the Company hereunder and replace the same for a substitute certificate representing the number of Buyer’s Shares adjusted in accordance with this provision of the Plan of Exchange.

11.0	UNITS SUBJECT TO RETURN UPON DEFAULT

4,747 Units exchanged for Buyer’s Shares under this Plan of Exchange shall be conditional upon the Buyer meeting each and every payment date set forth in the Promissory Note (“Collateral Units”). Subject to the provision in the Promissory Note for curing a default, in the event any single payment as set forth therein is not made in full by its due date, the Buyer shall forfeit the same percentage of Collateral Units as the unpaid balance remaining on the Promissory Note is a percentage of $2,000,000.00. The Company shall have the right to cancel the Units certificate for the Collateral Units and replace the same for a substitute certificate representing the number of Collateral Units less the number of Units forfeited by the Buyer in accordance with this provision of the Plan of Exchange. The Buyer hereby appoints the Manager of the Company as Buyer’s limited attorney-in-fact for the purpose of executing and delivering any documentation required to cancel said Collateral Units in the event that Buyer shall fail, refuse or neglect to execute and deliver same. In the event that the Buyer should fail, refuse or neglect to execute and delivery any of such documents, notwithstanding the Company’s right to receive said Collateral Units as provided herein, the Company may, at its election, cancel the Units certificate for the Collateral Units in absentia and reissue a new certificate representing the number of Collateral Units less the number of Units forfeited by the Buyer in accordance with the terms of this Plan of Exchange without further agreement or consent of the Buyer being required.

IN WITNESS WHEREOF, each of the Parties has caused this Plan of Exchange to be executed as of the date first written above.

GABRIEL TECHNOLOGIES CORPORATION /s/ Keith Feilmeier Keith Feilmeier President and CEO	RESILENT LLC /s/ Steven E. Campisi Steven E. Campisi Manager